                                                                      EXHIBIT 21
                                                                      ----------

PARENTS AND SUBSIDIARIES

        Registrant - Equifax Inc. (a Georgia corporation).

        The Registrant owns 100% of the stock of the following subsidiaries as of March 20, 1996 (all of which are included in the consolidated financial statements):

                                                           State or
                                                          Country of
Name of Subsidiary                                       Incorporation
- ------------------                                       -------------
1nfo Inc.                                                   Georgia

Acrofax Inc.                                                Canada

BFIS Limited/(16)/                                          Ireland

Brentorian Limited/(14)/                                     U.K.

Business Geo-Metrics, Inc./(3)/                             Georgia

Callcheck Chargecard Limited/(16)/                           U.K.

CBI Ventures, Inc./(1)/                                     Georgia

Computacheck Limited/(16)/                                   U.K.

Computer Ventures, Inc./(1)/                               Delaware

Credence, Inc.                                              Georgia

Credit Northwest Corporation/(1)/                         Washington

Dart Telemarketing Ltd./(14)/                                U.K.

Datakey PVT Limited/(14)/                                  Zimbabwe

Decision-Net PTY Limited/(14)/                           South Africa

EMDS Personnel Co., Inc./(3)/                               Georgia

Equifax Card Services, Inc./(4)/                            Florida

Equifax Check Services, Inc./(4)/                          Delaware

Equifax Credit Information Services, Inc.                   Georgia

Equifax Decision Systems B.V.                             Netherlands

Equifax de Chile, S.A./(10)/                                 Chile

Equifax de Mexico, S.A./(11)(12)/                           Mexico

Equifax Europe Ltd.                                         Georgia

Equifax Europe (U.K.) Ltd./(9)/                         United Kingdom

Equifax Government and Special Systems, Inc.                Georgia

Equifax Healthcare EDI Services, Inc.                       Georgia

Equifax Healthcare Information Services, Inc.               Georgia

Equifax Holdings (Mexico) Inc.                              Georgia

Equifax India, Inc.                                         Georgia

Equifax Information Technology, Inc.                        Georgia

Equifax Investments (Mexico) Inc.                           Georgia

Equifax Investments (U.S.) Inc.                             Georgia

Equifax Marketing Decision Systems, Inc.                    Georgia

Equifax Payment Services, Inc./(5)/                        Delaware

Equifax Properties, Inc.                                    Georgia

Equifax Services Inc.                                       Georgia

Equifax South America, Inc.                                 Georgia

Equifax Ventures, Inc.                                      Georgia

Financial Insurance Marketing Group, Inc./(4)/            District of
                                                           Columbia

First Bankcard Systems, Inc.                                Georgia

Freightcheck Information Services Limited/(16)/              U.K.

Globalscan Investment Limited/(17)/                          U.K.

Globalscan Limited/(16)/                                     U.K.

Globalscan U.S.A./(18)/                                     U.S.A.

HealthChex, Inc.                                           New York


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

Health Economics Corporation                                 Texas

High Integrity Systems, Inc./(4)/                         California

H.P. Information plc/(14)/                                   U.K.

H.P.I. Limited/(15)/                                         U.K.

Infocheck Computer Services Limited/(16)/                    U.K.

Infocheck Credit Indemnity Limited/(16)/                     U.K.

Infocheck Direct Limited/(16)/                               Wales

Infocheck Financial Analysis Limited/(16)/                   U.K.

Infocheck Insurance Services Limited/(16)/                   U.K.

Infocheck On-line Limited/(16)/                              U.K.

Infocheck On-line Scotland Limited/(16)/                   Scotland

Infocheck Training Services Limited/(16)/                    U.K.

Infocredit Limited/(16)/                                     Wales

Infolink Decision Services Limited/(14)/                     U.K.

Infolink Limited/(14)/                                       U.K.

Intelligent Terminals Ltd./(14)/                             U.K.

Knowledgelink Limited/(14)/                                  U.K.

Light Signatures, Inc./(4)/                               California

Market Knowledge, Incorporated/(1)/                        Illinois

Mid-American Technologies, Inc./(7)/                        Kansas

Osborn Laboratories, Inc.                                  Delaware

Osborn Laboratories (Canada) Inc./(7)/                      Canada

Park Insurance Brokers Limited/(16)/                         U.K.

PRC Corporation/(6)/                                        Georgia

Scorelink Limited/(14)/                                      U.K.

S.S.R. Limited/(15)/                                         U.K.

TecniCob/(13)/                                              France

The Database Company Limited/(16)/                          Ireland

The Infocheck Group Limited /(8)/                            U.K.

The Kit Factory/(7)/                                        Kansas

The Quantum Card Limited/(16)/                               U.K.

T.I. Holding Corp.                                         Delaware

UAPT-Infolink, plc/(8)/                                 United Kingdom


In addition, Registrant's Canadian subsidiary Acrofax Inc. owns 84% of the stock of Equifax Canada Inc. (a Canadian corporation). Equifax Canada Inc. owns 100% of the stock of Telecredit Canada, Inc., Equifax Canada (AFX) Inc., Equifax Accounts Receivable Services, Inc. and CBS Credit Bureau Services, Inc. (Canadian corporations).

Reigstrant's subsidiary Equifax South America, Inc. owns 33% of Organizacion Veraz, S.A., and, also, owns 100% of Equifax de Chile, S.A., which owns 50% of Dicom, S.A.

Registrant's subsidiary Equifax Europe Ltd. owns 50% of Asnef and 100% of Equifax Europe (U.K.) Ltd., which owns 49% of Scorex U.K. Ltd. and 50.1% of Transax Ltd. which owns 100% of Transac Australia plc, Transax Financial Services Limited, Transax France plc, Transax Ireland plc, Transax Pty Limited, Transax S.N.C., Retail Credit Management Limited, School House U.K. Limited, and Vivat plc.


/(1)/Subsidiary of Equifax Credit Information Services, Inc.

/(2)/Subsidiary of Equifax Healthcare Information Services, Inc.

/(3)/Subsidiary of Equifax Marketing Decision Systems, Inc.

/(4)/Subsidiary of Equifax Payment Services, Inc.

/(5)/Subsidiary of T.I. Holding Corp.

/(6)/Subsidiary of Equifax Services Inc.

/(7)/Subsidiary of Osborn Laboratories, Inc.

/(8)/Subsidiary of Equifax Europe (U.K.) Ltd.

/(9)/Subsidiary of Equifax Europe Ltd.

/(10)/Subsidiary of Equifax South America, Inc.

/(11)/Subsidiary of Equifax Holdings (Mexico) Inc.

/(12)/Subsidiary of Equifax Investments (Mexico) Inc.

/(13)/Subsidiary of First Bankcard Systems, Inc.

/(14)/Subsidiary of UAPT-Infolink plc

/(15)/Subsidiary of H.P. Info plc

/(16)/Subsidiary of The Infocheck Group Limited

/(17)/Subsidiary of Globalscan Limited

/(18)/Subsidiary of Globalscan Investments Limited


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